Exhibit 10.38


           AGREEMENT BETWEEN EDUCATIONAL VIDEO CONFERENCING, INC. AND
             CONCORDIA COLLEGE FOR THE OFFERING OF INTERACTIVE VIDEO
                               CONFERENCED COURSES


                               W I T N E S S E T H

     AGREEMENT made this 19th day of August, 1999, between Concordia College with offices located at, 171 White Plains Road, Bronxville, New York 10708-1998 (hereinafter referred to as "CONCORDIA"), and Educational Video Conferencing Inc., (hereinafter "EVC"), with offices located at 35 East Grassy Sprain Road, Suite 504, Yonkers, New York 10710.

          WHEREAS, CONCORDIA is an institution of higher learning duly certified by the Education Department of the State of New York and accredited by the Middle States Association of Colleges and Schools to offer undergraduate and graduate courses, and,

          WHEREAS, EVC is a domestic corporation engaged in the business of providing access to such courses to consumers by way of interactive video conferencing and computer conferencing, and,

          WHEREAS, CONCORDIA and EVC wish to enter into a mutually beneficial agreement whereby EVC will provide access to CONCORDIA courses to such consumers,

          NOW, THEREFORE in consideration of $10.00 in good funds, as well as the mutual covenants contained herein, the parties hereby agree as follows:

     1. a.) EVC shall have the right, for the duration of this agreement and any renewal hereof, to offer all undergraduate courses and programs offered by CONCORDIA via Interactive Video Conferencing/Distance Learning (hereinafter "IVC/DL") commencing in October 1999.

          b.) For the purposes of this agreement, IVC/DL shall be defined as live, two way video conferencing, either over desktop computers equipped for video conferencing or video conferencing room systems, as the case may be, in which the student can see and hear the professor/instructor and the professor/instructor can see and hear the individual student. IVC/DL also shall include one-way video and two-way audio distance learning.

          c.) Unless CONCORDIA and EVC agree otherwise in writing, the minimum class size for the offering of an ITV/DL course shall be Fifteen (15) students.

     2. EVC will provide all hardware (except personal computers, modems, keyboards and monitors), software, and video conferencing equipment (collectively referred to as "equipment") necessary to provide access for CONCORDIA courses to IVC/DL students. Students taking IVC/DL courses on desktop computers must have modern computers capable of being video enabled and function as an IVC/DL desktop system. The parties acknowledge that it is the primary goal of EVC to solicit students from corporations, governmental agencies, and institutions (hereinafter "Institutional Employers") with substantial tuition reimbursement and that EVC shall address all student use equipment issues with the Institutional Employers and their employees. In any event, CONCORDIA shall not be responsible for the cost of any equipment whatsoever at Institutional Employer locations and/or students homes.

     3. EVC is responsible for costs for marketing, advertising, and promotion regarding EVC's offering of access to CONCORDIA courses. Unless otherwise agreed, CONCORDIA will provide brochures, catalogues, course schedules, program and course descriptions, posters, etc., to EVC for distribution to employees of EVC's corporate, governmental and institutional clients promoting the CONCORDIA programs and courses offered through EVC.

     4. CONCORDIA shall provide rooms capable of becoming teacher stations. This includes installing and maintaining adequate telephone lines (ISDN and regular telephone lines) and electrical outlets. CONCORDIA will be responsible for the cost of the telecommunication signal transport for video conferenced courses from teacher stations to the MCU Bridge. EVC assumes responsibility or cost for obtaining, providing, or paying for telecommunication signal transport for video conferenced courses from the MCU Bridge to corporate locations and/or students homes.

     5. EVC will be responsible for installing and maintaining up to four (4) teaching stations in the rooms provided by CONCORDIA to video conference IVC/DL courses offered through EVC, subject to enrollment. All teaching stations installed and paid for by EVC shall remain the exclusive property of EVC.

     6. All equipment supplied by EVC is the sole and exclusive property of EVC, including but not limited to any and all patents, copyrights and trademarks, if any, associated therewith. All classroom, course and program materials or other information supplied by CONCORDIA, and all rights and interests in said materials will remain the sole and exclusive property of CONCORDIA.

     7. a.) EVC is responsible for the necessary maintenance, repair and/or replacement of video conferencing equipment supplied to CONCORDIA for IVC/DL courses.

          b.)  EVC  will  provide   reasonably  prompt  service  for  repair  or
replacement of defective interactive video conferencing equipment and software as necessary.

          c.) CONCORDIA will be responsible for the prompt repair and/or replacement of interactive video conferencing equipment located at CONCORDIA, which may be damaged through improper or unauthorized use.

          d.) CONCORDIA is responsible for the repayment to EVC of the cost of replacement of any EVC equipment, which is lost or stolen while in CONCORDIA's custody and control.

         8. Neither party shall utilize the other's name or any associated names, trademarks, copyrights, etc., without prior written consent. Such permission shall not be unreasonably denied.

     9. a.) EVC will provide faculty development to CONCORDIA faculty reasonably required for the offering of CONCORDIA courses through EVC.

          b.) CONCORDIA shall be responsible for obtaining the services of all faculty participating in courses offered through EVC, including but not limited to said faculty's salary, benefits (if any) and verification of qualifications. EVC assumes no responsibility for any costs associated therewith.

     10. EVC is solely responsible to provide site locations for IVC/DL students to participate in CONCORDIA courses. CONCORDIA assumes no responsibility for obtaining or maintaining said sites, nor for any rent or other costs associated therewith.

     11. EVC is not responsible for curriculum, course content, faculty qualifications, course materials or any other aspect of the academic content of any courses offered hereunder. However, CONCORDIA agrees to be receptive to and consider EVC input as to course content presentation and delivery of IVC/DL courses consistent with required academic standards. If the Education Department of the State of New York should advise that any CORCORDIA activity, curriculum and/or academic content with EVC does not comply with the Education Department directives or criteria, the CONCORDIA activity, curriculum and/or academic content so referenced will neither be provided by CONCORDIA nor marketed/distributed by EVC.

     12. EVC agrees to make every reasonable effort to maintain its equipment in good working order. However, EVC is not responsible for service or repair delays or interruption of service caused by strikes, labor actions, power outages (other than those limited to site locations alone), acts of God or other matters beyond EVC's control.

     13. CONCORDIA hereby acknowledges that the IVC/DL programs marketed by EVC are targeted toward the non-traditional working adult student market and therefore agrees to offer IVC/DL courses at dates and times appropriate to the target market, including the hours of 8:00 a.m. to 11:00 p.m., seven days per week, and at such other times requested by EVC's Institutional Employers and their employees, subject to enrollment. And, including but not limited to the three academic semesters offered each year by CONCORDIA, i.e., Fall, Spring and Summer. EVC agrees not to schedule course dates and times on Sunday Mornings or religious holidays when CONCORDIA courses are not offered or at other times unacceptable to CONCORDIA.

     14. a.) The parties hereby acknowledge that this agreement is intended by the parties to facilitate the offering of college courses, degree programs and/or courses of study.

          b.) CONCORDIA shall attempt to obtain and/or maintain all New York Department of Education, Middle States Association, and any other accreditation necessary to the offering of college courses and credits under the applicable law. Should CONCORDIA lose its accreditation at any time during the term of this agreement or any renewal hereof, EVC shall have the right to cancel this contract at the end of the semester in progress, if applicable, or immediately if no semester is underway.

     15.  Administrative Functions

          a.) CONCORDIA shall be responsible for all of its own administrative functions (admissions, academic advising, registration, financial aid, etc.) associated with the offering of IVC/DL courses through EVC. EVC's marketing function shall include gathering and delivering to CONCORDIA the information specified by CONCORDIA for these functions.

          b.) CONCORDIA will provide to EVC all necessary administrative forms, applications, written instructions, catalogues, etc. in advance of marketing courses to any organization. It is understood by the parties that EVC is merely a conduit and assumes no liability whatever for the accuracy or correctness of the information in said forms provided by CONCORDIA nor for return of any of the aforesaid documents to CONCORDIA.

     16. Fees
     a.) CONCORDIA shall pay to EVC, on the 10th day of each month, [*] PERCENT of the gross tuition actually collected by CONCORDIA the preceding month, exclusive of any institutional aid or grants provided by CONCORDIA, from any source whatever, from or on behalf of any student employed by an Institutional Employer customer of EVC registered for and attending accredited college degree courses being offered through EVC's, said payments to commence the month immediately following the collection of any such tuition by CONCORDIA. All checks for courses taken will be made out to CONCORDIA. Additionally, the percentages calculation of payment to EVC by CONCORDIA will never exceed the percentage calculated that EVC may subsequently negotiate with any other Lutheran College or University, and thus may be revised from time to time. Student application or processing fees payable to CONCORDIA are not part of this agreement.

          b.) EVC shall have the right, on a semi-annual basis, to examine the books and records of CONCORDIA, pertaining to all students taking courses through EVC, in order to audit any accounts due and owing the respective parties. CONCORDIA shall have the right to audit EVC accounts for students taking CONCORDIA courses on the same basis.

          c.) Commencing on September 10, 1999, and continuing on the 10th day of every month thereafter, CONCORDIA will supply EVC with a list of all students who have applied to CONCORDIA, and/or registered, for courses through EVC, the said list to include as available, each student's name, address, telephone number, social security number, registration, financial aid loans and payment status. EVC shall provide to CONCORDIA updated information relating to CONCORDIA students each month.

          d.) EVC shall require that each student registering for a course offered through EVC, sign a waiver and release granting EVC access to said student's records, said waiver and release form to be provided to CONCORDIA by EVC, the format of which shall be subject to CONCORDIA's approval, which approval shall not be unreasonably withheld.

          e.) Within THIRTY (30) DAYS of the completion of each Fall, Spring, and Summer Semester, CONCORDIA shall present to EVC, in writing, any requests for adjustments or credits on monies already paid to EVC, which credits or adjustments have been made necessary by an EVC student having dropped a course, bounced a check, etc. EVC will credit any such valid adjustment to CONCORDIA's account with one single adjustment in the month following such request by CONCORDIA. NOTE: This is consistent with CONCORIDA's own reimbursement policy in three equal installments over the three months immediately following such request by CONCORDIA.

          f.) Students registering for CONCORDIA courses through EVC who are employed by an Institutional Employer customer of EVC which have a tuition reimbursement policy for their employees shall be eligible for tuition deferment from CONCORDIA until completion of the course, thereby enabling said students to register for CONCORDIA courses through EVC without payment of tuition or fees up front. Said students shall be required to sign a tuition payment guarantee providing that they are fully responsible for 100% of all tuition in the event that, for any reason, they are not reimbursed by their employer.

          g.) Students registering for CONCORDIA courses offered through EVC who are not employed by an Institutional Employer customer of EVC providing tuition reimbursement to their employees shall be required to pay tuition and fees up front when registering.

[*] Confidential Portion

     17. a.) CONCORDIA will provide up to four (4) dedicated rooms which will accommodate teaching stations in order to facilitate IVC/DL courses marketed by EVC emanating from its campus and will grant EVC, its agents and subcontractors, reasonable access to said facilities as is required for proper installation, operation, maintenance and repair of all equipment contemplated herein, including but not limited to IVC/DL equipment. Said room shall be a minimum of 10 feet by 16 feet with adequate electrical, air conditioning, lighting, etc., and be otherwise suitable for use as a video conferencing teacher station. Said rooms will be provided one at a time subject to registration demand.

     18.  CONCORDIA's  Public  Relations   Department  will  provide  reasonable
cooperation with EVC in promoting EVC/CONCORDIA Telecommute to College Program and the IVC/DL courses offered through EVC.

     19. CONCORDIA and EVC will, whenever possible, cooperate in applying for and obtaining, any grants, awards, stipends, fellowships, etc., which are mutually beneficial to the parties.

     20. CONCORDIA shall maintain academic control over all courses and will be receptive to EVC input as to IVC/DL presentation.

     21. CONCORDIA will assign at least one person who at all times will act as liaison between CONCORDIA and EVC.

     22. Term of Agreement

          a.) The basic term of this agreement shall be FIVE (5) YEARS.

          b.) The parties hereby acknowledge the necessity for allowing IVC/DL students continuity and ongoing access to courses and programs, so long as there is adequate registration.

          c.) In light of the foregoing, the parties agree that commencing August 1, 2000 and every August 1st thereafter, this agreement shall automatically be extended for an additional period of ONE (1) YEAR, subject to the conditions hereinafter contained.

          d.) In the event that either party should desire not to automatically extend this agreement, then and in that event, such party shall so notify the other in writing, by Certified Mail, Return Receipt Requested, no later than April 1 of any given year, after which the agreement will not be extended for an additional ONE (1) YEAR, but will have only the FOUR (4) YEARS of the existing term remaining.

     23. CONCORDIA shall have the right to offer courses via IVC/DL on its own to Institutional Employer and/or the employees of any Institutional Employer not under contract with EVC. In such event, EVC shall not have any obligation to market, provide any services or equipment, permit the use of EVC's equipment, or incur any costs in connection with such offerings.

     24. CONCORDIA agrees that, for the duration of this agreement and any extensions hereof, as well as for a period of ONE (1) YEAR immediately following any termination or expiration thereof, CONCORDIA will not independently video conference or computer conference its college courses or programs under this contract to EVC students, clients or their employees.

     25. The parties agree that disclosure of the terms of this agreement to others will cause EVC irreparable damage to its business. The parties agree, therefore, that CONCORDIA shall not disclose the terms of this agreement with the prior written permission of EVC.

     26. It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.

     27. The foregoing constitutes the entire agreement between the parties, and any other agreements or representations, whether verbal or written, if not contained herein, are void, of no effect, and are not binding upon the parties.

     28. No valid modification, amendment, or deletion may be made to this agreement except in writing and executed by the parties in substantially the same manner as this agreement.

    29. Any and all notices required hereunder shall be by Certified Mail, Return Receipt Requested, to each party's last known address and shall be deemed given at the time of mailing.

     30. If any portion of this agreement shall be found to be void, voidable or unenforceable, it shall not effect the validity of the remainder of the agreement.

     31. This agreement shall be binding on the respective parties' heirs, successors, and assigns.

     32. The parties agree that any disputes or disagreements arising hereunder or in connection herewith shall be settled by binding arbitration before the American Arbitration Association at their offices located in White Plains, New York, and that any judgment awarded thereunder may be entered in any court of appropriate jurisdiction, and will have full force and effect therein.

     33. This agreement shall be construed in accordance with, and governed by, the laws of the State of New York.


     In witness whereof the parties have hereunto set their hands and seal the date first appearing above.


CONCORDIA COLLEGE


By:  /s/ Viji George
     -------------------------------
         Viji George, Ph.D.
         President

EDUCATIONAL VIDEO CONFERENCING, INC.


By:  /s/ John J. McGrath
     -------------------------------
         John J. McGrath, Ph.D.
         President